UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________
FORM 8-K
________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 22, 2025
_________________________
Pinterest, Inc.
(Exact Name of Registrant as Specified in its Charter)
_________________________

Delaware	001-38872	26-3607129
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

651 Brannan Street
San Francisco, California 94107
(Address of principal executive offices, including zip code)

(415) 762-7100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
 _________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.00001 par value	PINS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ((§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
On May 22, 2025, Pinterest, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the stockholders voted on the following proposals:

1.To elect the four Class III director nominees to the Board of Directors (the “Board”) named in the proxy statement to hold office until the 2028 annual meeting of stockholders and until their successors have been duly elected and qualified, or until their office is otherwise vacated.
2.To approve, on an advisory non-binding basis, the compensation of the Company’s named executive officers.
3.To ratify the audit and risk committee’s selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year 2025.
4.To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to provide for officer exculpation as permitted by Delaware law.

Holders of the shares of Class A common stock were entitled to one vote per share held as of the close of business on March 26, 2025 (the “Record Date”) and holders of the shares of Class B common stock were entitled to 20 votes per share held as of the Record Date. Holders of the shares of Class A common stock and holders of the shares of Class B common stock voted together as a single class on all matters submitted to a vote of stockholders at the Annual Meeting. The number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below.

1.Election of directors

Nominee	For	Against	Abstain	Broker Non-Votes
Leslie Kilgore	1,716,359,234	29,785,372	3,776,413	41,670,724
Bill Ready	1,729,831,000	16,311,018	3,779,001	41,670,724
Benjamin Silbermann	1,716,546,253	28,999,696	4,375,070	41,670,724
Salaam Coleman Smith	1,559,825,149	186,311,598	3,784,272	41,670,724
Based on the votes set forth above, each director nominee was duly elected to serve until the 2028 annual meeting of stockholders and until their successors have been duly elected and qualified, or until their office is otherwise vacated.
2.Approval, on an advisory non-binding basis, of the compensation of the Company's named executive officers

For	Against	Abstain	Broker Non-Votes
1,696,194,342	51,248,077	2,478,600	41,670,724
Based on the votes set forth above, the stockholders approved, on an advisory non-binding basis, the compensation of the Company’s named executive officers.
3.Ratification of appointment of independent registered public accounting firm

For	Against	Abstain
1,769,617,230	21,576,249	398,264
Based on the votes set forth above, the stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year 2025.
4.Approval of amendment to the Amended and Restated Certificate of Incorporation

For	Against	Abstain	Broker Non-Votes
1,509,772,983	239,603,117	544,919	41,670,724

Based on the votes set forth above, the stockholders approve the amendment of the Company's Amended and Restated Certificate of Incorporation to provide for officer exculpation as permitted by Delaware law (the "Charter Amendment").
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On May 22, 2025, the Board approved an amendment and restatement of the Company's bylaws (the “Amended and Restated Bylaws”), effective immediately.
Among other things, the changes effected by the Amended and Restated Bylaws:
•enhance and clarify certain procedural and disclosure requirements related to shareholder nominations of directors at annual or special meetings of shareholders, including with respect to information required to be disclosed to the Company about such shareholders and their control persons;
•update the scope of, and procedures for, indemnification of directors, officers and other persons involved in Company proceedings, including providing for indemnification of persons party to a derivative suit to the extent permitted by the General Corporation Law of the State of Delaware; and
•make certain other technical, clarifying and conforming changes.
Additionally, following the approval by the Company's stockholders of the Charter Amendment at the Annual Meeting, the Company filed the Charter Amendment with the Secretary of State of the State of Delaware (the "Secretary") on May 23, 2025, which became effective upon filing. Also on May 23, 2025, the Company subsequently filed a Restated Certificate of Incorporation (the "Restated Charter") with the Secretary, which became effective upon filing.
The foregoing description of each of the Amended and Restated Bylaws, the Charter Amendment, and the Restated Charter is not complete and is qualified in its entirety by reference to the text of the Amended and Restated Bylaws, the Charter Amendment, and the Restated Charter, as applicable, attached as Exhibits 3.1, 3.2 and 3.3, respectively, to this Current Report on Form 8-K and each incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description
3.1	Amended and Restated Bylaws of Pinterest, Inc.
3.2	Certificate of Amendment to the Certificate of Incorporation of Pinterest, Inc.
3.3	Restated Certificate of Incorporation of Pinterest, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINTEREST, INC.

Date: May 27, 2025	By:	/s/ Wanji Walcott
Wanji Walcott
Chief Legal and Business Affairs Officer and Corporate Secretary